UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 Weston Parkway, Suite 200, Cary, North Carolina		27513
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of May 24, 2012, SciQuest, Inc. (referred to herein as “we”, “us” or the “Company”) established a Change of Control Severance Plan (the “Plan”). Stephen J. Wiehe, our Chief Executive Officer, Rudy C. Howard, our Chief Financial Officer, Jeffrey A. Martini, our Senior Vice President of Worldwide Sales, C. Gamble Heffernan, our Senior Vice President of Strategy and Marketing, and Grant W. Collingsworth, our General Counsel, are participants in the Plan. The Plan provides that if a participant’s employment is terminated either by us without “cause” within 24 months following a change of control or by the participant with “good reason” within 12 months following a change of control, then such participant will be entitled to receive certain benefits, including a cash severance payment and accelerated vesting of equity awards. The cash severance payment will be a lump-sum payment equal to (i) the participant’s then current base salary and target bonus multiplied by 1.5, in the case of Mr. Wiehe, (ii) the participant’s then current base salary and target bonus in the case of Mr. Howard, and (iii) the participant’s then current base salary in the case of Ms. Heffernan and Messrs. Martini and Mr. Collingsworth. Each participant’s outstanding and unvested equity awards will become fully vested automatically upon a qualified termination (as described above), provided that such equity awards will become fully vested upon a change of control if the agreements effectuating the change of control do not provide for the assumption or substitution of such equity awards. The terms “cause,” “good reason” and “change of control” are each defined in the Plan. The Plan has a three-year term from its effective date. The Plan supersedes the Change of Control Agreements previously entered into between the Company and Messrs. Wiehe and Howard, and such prior Change of Control Agreements are terminated as of the effective date of the Plan. The vesting benefits contained in the Plan supersede any contrary vesting acceleration provisions contained in the SciQuest, Inc. 2004 Stock Incentive Plan.

Effective as of June 1, 2012, the Company has adopted the SciQuest, Inc. Employee Stock Purchase Plan, (the “Purchase Plan”). The Purchase Plan enables participants to purchase, through payroll deductions, shares of our common stock at 85% of its closing price as of the beginning or end of each offering period, whichever is lower. Offering periods commence on June 1 and December 1 of each calendar year and end six months after commencement; provided, however, that the first offering period, which commences on June 1, 2012, will extend for 12 months and will end on May 31, 2013. All employees of the Company are eligible to participate in the Purchase Plan, subject to certain eligibility requirements set forth in the Purchase Plan. No participant may accrue the right to purchase more than $25,000 worth of our common stock pursuant to the Purchase Plan. Employees who own 5% or more of our outstanding common stock are not eligible to participate in the Purchase Plan. The Purchase Plan currently authorizes the sale of up to 1,000,000 shares of our common stock. The common stock subject to the Purchase Plan may be unissued shares or reacquired shares, purchased on the open market or otherwise. The Purchase Plan remains subject to approval by our stockholders, and no shares will be issued under the Purchase Plan unless and until stockholder approval is obtained. The Purchase Plan is expected to be submitted to the stockholders for approval at the 2013 annual meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Change of Control Severance Plan

10.2	SciQuest, Inc. Employee Stock Purchase Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: May 25, 2012
	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

10.1	Change of Control Severance Plan

10.2	SciQuest, Inc. Employee Stock Purchase Plan